Exhibit 99.1

UNIVEST CORPORATION OF PENNSYLVANIA

C/O BROADRIDGE

PO BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E07822-S44541 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVEST CORPORATION OF PENNSYLVANIA

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1.	Adoption of the Agreement and Plan of Merger, dated December 8, 2015 by and between Univest Corporation of Pennsylvania (the “Corporation”) and Fox Chase Bancorp, Inc. which provides for, among other things, the merger of Fox Chase Bancorp, Inc. with and into the Corporation.	☐	☐	☐

2.	Approval of a proposal to authorize the Board of Directors to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve the proposal to authorize the Plan of Merger referenced above.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

UNIVEST CORPORATION OF PENNSYLVANIA

14 North Main Street, P.O. Box 197, Souderton, Pennsylvania, 18964

REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS - JUNE 14, 2016

A Special Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, June 14, 2016 at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 1:00 P.M.

IF YOU ARE CHOOSING TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

E07823-S44541

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

OF UNIVEST CORPORATION OF PENNSYLVANIA

FOR THE SPECIAL MEETING OF SHAREHOLDERS ON JUNE 14, 2016

The undersigned, having received the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated [TBD], 2016, hereby appoints Megan Duryea Santana, Secretary, proxy, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the “Corporation”) that the undersigned would be entitled to vote if personally present at the June 14, 2016 Special Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors for the Special Meeting on June 14, 2016.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the adoption of the Agreement and Plan of Merger, dated December 8, 2015 by and between the Corporation and Fox Chase Bancorp, Inc., which provides for, among other things, the merger of Fox Chase Bancorp, Inc. with and into the Corporation; and FOR the approval of a proposal to authorize the Board of Directors to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special meeting to approve the proposal to approve the merger agreement.

Continued and to be signed on reverse side